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Columbia Management Company
10f-3 Transactions Database Third Quarter 2006
Columbia Compliance Management
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
                                     Issuer/ Security       Purchase                Shares/            Price Paid Syndicate
Fund Name               CUSIP          Description            Date   Selling Broker ParValue   Price    By Fund    Status
---------             --------- --------------------------- -------- -------------- --------- -------- ---------- ---------
Columbia Funds Series
  Trust I*

Columbia High Yield   74514LKE6 Commonwealth of Puerto Rico 8/2/2006 Morgan Stanley 2,500,000 100.3820 2,509,550     CM
  Municipal Fund                GO 5.25% 7/1/35

Columbia High Yield   74514LKE6 Commonwealth of Puerto      8/2/2006 Goldman Sachs    750,000 100.3820   752,865     CM
  Municipal Fund                Rico GO 5.25% 7/1/35

Columbia High Yield   74514LKE6 Commonwealth of Puerto      8/2/2006 Citigroup        500,000 100.3820   501,910     CM
  Municipal Fund                Rico GO 5.25% 7/1/35

Columbia High Yield   74514LKE6 Commonwealth of Puerto      8/2/2006 Merrill Lynch    500,000 100.3820   501,910     CM
  Municipal Fund                Rico GO 5.25% 7/1/35

Columbia High Yield   74514LKE6 Commonwealth of Puerto      8/2/2006 Chase            500,000 100.3820   501,910     CM
  Municipal Fund                Rico GO 5.25% 7/1/35

Columbia High Yield   74514LKE6 Commonwealth of Puerto      8/2/2006 UBS              250,000 100.3820   250,955     CM
  Municipal Fund                Rico GO 5.25% 7/1/35
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*BAS was the affiliated underwriter participating in
the new issue syndicate

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